Exhibit 99.1

FOR IMMEDIATE RELEASE

T2 Biosystems Announces Proposed Public Offering of Common Stock

LEXINGTON, Mass. — December 1, 2015 - T2 Biosystems, Inc. (NASDAQ: TTOO) today announced that it has commenced an underwritten public offering of 3,500,000 shares of its common stock. In addition, T2 Biosystems expects to grant the underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock at the public offering price, less the underwriting discount. All of the shares of the common stock to be sold in the offering will be offered by T2 Biosystems. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Goldman, Sachs & Co. is acting as the book-running manager for the offering. Additional underwriters include Leerink Partners LLC, Canaccord Genuity Inc. and Cantor Fitzgerald & Co.

A shelf registration statement relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on September 22, 2015. The securities described above have not been qualified under any state blue sky laws. This offering is being made solely by means of a written prospectus and prospectus supplement that form a part of the registration statement. The preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus, when available, may also be obtained by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by email at prospectus-ny@ny.email.gs.com, or by phone at 1-866-471-2526.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements.  Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases.  Forward-looking statements include those relating to whether or not the proposed offering will be consummated and the terms of the proposed offering.  Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  For more information on risk factors for T2 Biosystems, Inc.’s business, please refer to the Company’s Annual Report on Form 10-K, filed with the SEC on March 4, 2015, under the heading “Risk Factors,” and other filings the Company makes with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events.  T2 Biosystems, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in T2 Biosystems, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

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